                                                                    Exhibit 99.1

                             Financial Statements

                             Leisegang Medical, Inc.

                     Year Ended September 30, 1995 (Audited)

                                       and

                            For the Nine Months Ended

                   June 30, 1996 and June 30, 1995 (Unaudited)

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Leisegang Medical, Inc.

We have audited the accompanying balance sheet of Leisegang Medical, Inc. as of September 30, 1995 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Leisegang Medical, Inc. at September 30, 1995 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                                               Ernst & Young LLP

West Palm Beach, Florida
September 13, 1996

                           Leisegang Medical, Inc.

                                 Balance Sheets
                                                         June 30       September 30
                                                          1996             1995
                                                        ---------------------------
                                                       (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                            $  231,379      $  305,851
   Trade accounts receivable, net                          716,946         624,116
   Deferred taxes                                          235,362         265,134
   Inventories                                           1,535,618       1,692,237
                                                        ----------      ----------
Total current assets                                     2,719,305       2,887,338

Property and equipment, net                                236,280         255,925
Other assets                                                39,550           5,291
                                                        ----------      ----------
Total assets                                            $2,995,135      $3,148,554
                                                        ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                     $  361,082      $  631,399
   Accrued expenses                                        326,109         345,665
   Deferred revenue                                         84,124          84,124
   Customer deposits                                        48,141          50,613
   Note payable to related party                            72,813          69,100
                                                        ----------      ----------
Total current liabilities                                  892,269       1,180,901

Deferred taxes                                             147,770         127,450
Note payable to related party, less current portion        487,100         542,183
Commitments

Shareholders' equity:
   Common stock, Class A                                    10,000          10,000
   Common stock, Class B                                       492             492
   Treasury stock                                           (2,500)         (2,500)
   Additional paid-in capital                               39,508          39,508
   Retained earnings                                     1,420,496       1,250,520
                                                        ----------      ----------
Total shareholders' equity                               1,467,996       1,298,020
                                                        ----------      ----------
Total liabilities and shareholders' equity              $2,995,135      $3,148,554
                                                        ==========      ==========

See accompanying notes.

                           Leisegang Medical, Inc.

                                       Statements of Income and Retained Earnings
                                                                        Nine months ended        Year ended
                                                                             June 30            September 30
                                                                        1996         1995           1995
                                                                     ---------------------------------------
                                                                    (Unaudited)   (Unaudited)
Revenue:
   Net sales                                                         $4,487,097    $4,830,678    $6,584,662
   Other income                                                         117,411        96,598       125,718
                                                                     ----------    ----------    ----------
                                                                      4,604,508     4,927,276     6,710,380

Cost and expenses:
   Cost of sales                                                      2,230,393     2,634,705     3,597,707
   Selling, general and administrative                                2,029,301     2,028,591     2,704,091
   Research and development                                              65,161        51,007        68,007
   Interest, net                                                         14,675        21,325        50,971
                                                                     ----------    ----------    ----------
                                                                      4,339,530     4,735,628     6,420,776
                                                                     ----------    ----------    ----------

Income before provision for income
   taxes                                                                264,978       191,648       289,604

Provision for income taxes                                               95,002        95,705       132,566
                                                                     ----------    ----------    ----------
Net income                                                              169,976        95,943       157,038
Retained earnings at beginning of period                              1,250,520     1,093,482     1,093,482
                                                                     ----------    ----------    ----------
Retained earnings at end of period                                   $1,420,496    $1,189,425    $1,250,520
                                                                     ==========    ==========    ==========

See accompanying notes.

                             Leisegang Medical, Inc.

                                     Statements of Cash Flows
                                                       Nine months ended       Year ended
                                                            June 30            September 30
                                                      1996           1995         1995
                                                   ----------------------------------------
                                                   (Unaudited)    (Unaudited)
OPERATING ACTIVITIES
   Net income                                      $ 169,976     $  95,943     $ 157,038
   Adjustments to reconcile net income to net
     cash provided by operating activities:
   Depreciation                                       52,170        45,039        57,385
   Gain on sale of marketable securities                  --       (29,284)      (29,284)
   CHANGES IN OPERATING ASSETS AND LIABILITIES
     Trade accounts receivable                       (92,830)      179,905       (37,782)
     Deferred taxes                                   50,092        95,706       132,566
     Inventories                                     156,619       106,501      (151,983)
     Other assets                                    (34,259)           --          (230)
     Accounts payable                               (270,317)     (301,435)      (96,639)
     Accrued expenses                                (19,556)      (70,924)       11,280
     Deferred revenue                                     --       104,124        84,124
     Customer deposits                                (2,472)      (51,034)      (51,507)
                                                   ---------     ---------     ---------
CASH PROVIDED BY OPERATING ACTIVITIES                  9,423       174,541        74,968

INVESTING ACTIVITIES
   Sale of marketable securities                          --       126,159       126,159
   Purchases of property and equipment               (32,525)     (130,123)     (251,033)
                                                   ---------     ---------     ---------
CASH USED IN INVESTING ACTIVITIES                    (32,525)       (3,964)     (124,874)

FINANCING ACTIVITIES
   Proceeds from notes payable to related party           --            --        27,394
   Payments on note payable                               --          (259)      (60,311)
   Payments on notes payable to related party        (51,370)      (48,390)      (92,319)
                                                   ---------     ---------     ---------
CASH USED IN FINANCING ACTIVITIES                    (51,370)      (48,649)     (125,236)
                                                   ---------     ---------     ---------
   Net increase (decrease) in cash and cash
     equivalents                                     (74,472)      121,928      (175,142)
   Cash and cash equivalents at beginning of
      period                                         305,851       480,993       480,993
                                                   ---------     ---------     ---------
   Cash and cash equivalents at end of period      $ 231,379     $ 602,921     $ 305,851
                                                   =========     =========     =========

See accompanying notes.

                           Leisegang Medical, Inc.

                        Notes to Financial Statements

                              September 30, 1995

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF BUSINESS

Leisegang Medical, Inc. (the Company), founded in 1988, is engaged primarily in designing, manufacturing and marketing precision medical instrumentation for use in surgical procedures performed by physicians in hospitals domestically and internationally. Additionally, the Company is the exclusive supplier in North America of Pie Medical BV ultrasound equipment and offers minimally invasive surgical instruments for appendectomy, hysterectomy, colon resection, and numerous other surgical procedures.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents.

INVENTORIES

Inventories consist of finished goods and component parts and are valued at the lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from five to seven years. The cost of maintenance and repairs is charged to operations as incurred.

REVENUE RECOGNITION

Revenue is recognized when goods are shipped. Returns are estimated and reflected as adjustments to current period sales and cost of sales.

WARRANTY COSTS AND SERVICE CONTRACTS

The Company provides a one year warranty on all products sold. The Company has estimated an amount to cover future costs related to these warranties. Sales are recorded net of a provision for warranties. Upon expiration of the warranty period, the Company offers service contracts for repairs and maintenance. Revenue on these contracts is recognized on a straight line basis over the life of the contract.

                             Leisegang Medical, Inc.

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESEARCH AND DEVELOPMENT

Research and development is expensed as incurred.

ADVERTISING COSTS

Advertising costs are expensed as incurred. During the year ended September 30, 1995, the Company expensed advertising costs of approximately $238,000.

INCOME TAXES

The Company accounts for income taxes under Financial Accounting Standards Board
(FASB) Statement No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS

The unaudited consolidated financial statements for the nine months ended June 30, 1995 and June 30, 1996 contained herein have been prepared on the same basis as audited statements and contain all adjustments (consisting of only normal recurring adjustments) necessary for a fair statement of the Company's performance.

2. INVENTORY

Inventory consists of the following:
                                                     As of
                                    -----------------------------------------
                                    June 30, 1996          September 30, 1995
                                    -------------          ------------------
         Component parts             $  405,528                $  349,969
         Finished goods               1,130,090                 1,342,268
                                     ----------                ----------
                                     $1,535,618                $1,692,237
                                     ==========                ==========

                             Leisegang Medical, Inc.

3. PROPERTY AND EQUIPMENT

At September 30, 1995 property and equipment consists of the following:

     Furniture and equipment, 7 year useful life                 $141,286
     Manufacturing equipment, 5 year useful life                  253,317
                                                                 --------
                                                                  394,603
     Less accumulated depreciation                               (138,678)
                                                                 --------
                                                                 $255,925
                                                                 ========

4. NOTE PAYABLE AND NOTES PAYABLE TO RELATED PARTY

During the year, the Company paid-off a note payable to a bank bearing interest at 8.25% in the amount of $60,311.

Note payable to related party at September 30, 1995 consists of an unsecured note payable, bearing interest at 7%, payable through October 1, 2002 in equal monthly payments of $9,142 including interest.

Maturities of notes payable to related party for each of the five years subsequent to September 30, 1995 and in the aggregate are as follows:
             Year ended September 30
             1996                                       $ 69,100
             1997                                         74,095
             1998                                         79,452
             1999                                         85,195
             2000                                         91,354
             Thereafter                                  212,087
                                                        --------
                                                        $611,283
                                                        ========

                             Leisegang Medical, Inc.

5. RELATED PARTY TRANSACTIONS

During the year ended September 30, 1995, the Company purchased approximately $1,416,000 of inventory from an affiliate of a 40% stockholder. Approximately $401,000 of the September 30, 1995 accounts payable balance is due to this affiliate (see Note 8).

Consulting fees of approximately $145,000 were paid to related parties and fees of approximately $19,000 were paid to directors of the Company.

6. INCOME TAXES

The components of the provision for income taxes at September 30, 1995 are as follows:
        Current                                      $     --
        Deferred                                      132,566
                                                     --------
        Total                                        $132,566
                                                     ========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows:
        Deferred tax assets:
          Reserves                                    $ 69,600
          Accrued expenses                             100,027
          Accumulated amortization                      28,735
          Deferred revenue                              31,656
          Net operating loss carryforward               35,116
                                                      --------
        Deferred tax assets                            265,134

        Deferred tax liabilities:
          Accumulated depreciation                    (127,450)
                                                      --------
        Total net deferred taxes                      $137,684
                                                      ========

During the year ended September 30, 1995, the Company utilized $408,000 in net operating loss carryforwards. At September 30, 1995, the Company has available net operating loss carryforwards of $93,000, which expire in the year 2010.

                             Leisegang Medical, Inc.

7. SIGNIFICANT VENDORS

The Company purchased approximately $2,600,000 of inventory from two vendors, one of which is an affiliate of a 40% stockholder (see Note 5).

8. COMMITMENTS

The Company leases its operating facilities and certain equipment under operating lease agreements with nonrelated parties through 1997. Rent expense for the year ended September 30, 1995 was approximately $98,000.

At September 30, 1995, future minimum rentals, subject to cost-of-living adjustments, are approximately as follows:

               1996                                      $ 91,000
               1997                                        87,000
                                                         =========
                                                         $178,000
                                                         =========

During the year, the Company committed to purchase approximately $659,000 of inventory from an affiliate of a 40% stockholder through March 1996. At September 30, 1995, approximately $330,000 of this commitment was outstanding (see Note 5).

9. PROFIT SHARING PLAN AND EMPLOYEE BENEFIT PLANS

The Company had a discretionary noncontributory profit sharing plan (the Plan) available to all employees who worked at least 1,000 hours in each 12 month period from the first day of employment. The plan year was April 1 to March 31. Plan expense for the year ended September 30, 1995 was $60,000 and is included in selling, general and administrative expenses.

In August 1996, the Plan was terminated and distributions were made to employees according to each employee's vested percentage. On August 6, 1996, all participants in the Plan became eligible to participate in the Galileo Electro-Optics Corporation 401(k) Plan (see Note 11).

10. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and cash equivalents, trade accounts receivable and borrowings reflected in the financial statements approximate their fair value as no events have occurred subsequent to their inception that would affect their market value.

                             Leisegang Medical, Inc.

11. SUBSEQUENT EVENT

On August 6, 1996, the Company was acquired by Galileo Electro-Optics Corporation in a stock-for-stock transaction.